UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2017

Atlas Energy Group, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300

Fort Worth, TX 76102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 25, 2017, Atlas Energy Group, LLC (the “Company”) held its 2017 Annual Meeting of Unitholders (the “Annual Meeting”). The final results of voting on each of the items submitted to a vote of unitholders at the Annual Meeting are provided below.

1.	The following nominee was elected to the Board of Directors of the Company as follows:

Nominee	Units For	Units Withheld	Broker Non-Votes
Edward E. Cohen	6,401,431	3,820,525	16,486,910

2.	The unitholders voted to approve the compensation of the Company’s named executive officers disclosed in the proxy statement. The unitholder vote is advisory and non-binding. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes
5,974,761	4,064,604	182,591	16,486,910

3.	The unitholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The number of units cast in favor of the ratification of Grant Thornton LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes
26,487,268	185,657	35,941	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: July 28, 2017	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer